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                                                                   Exhibit 6



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 14 to the Registration Statement (Form S-6 No. 33-22740) pertaining to the Lincoln Life Flexible Premium Variable Life Account G, and to the use therein of our reports dated (a) February 1, 1999, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 30, 1999, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account G.


                                        /s/ Ernst & Young LLP
                                        ---------------------


Fort Wayne, Indiana
April 23, 1999